UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 2, 2019
(December 31, 2018)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address of Principle Executive Offices and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the combined Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of PNM Resources, Inc., (“PNMR”) and its wholly-owned subsidiary Public Service Company of New Mexico (“PNM”) (collectively the “Company”) filed with the Securities and Exchange Commission, in December 2015 the New Mexico Public Regulation Commission (“NMPRC”) issued an order enabling San Juan Generating Station (“SJGS”) to comply with the Clean Air Act (the “December 2015 Order”). The December 2015 Order granted PNM permission to retire SJGS Units 2 and 3 in December 2017 and to acquire an additional 132 MW jurisdictional interest and a 65 MW merchant interest in SJGS Unit 4 effective January 1, 2018. The December 2015 Order also required PNM submit a filing with the NMPRC no later than December 31, 2018 indicating the extent to which SJGS should continue to serve PNM’s customers’ needs after mid-2022 and prohibits PNM from seeking recovery of any undepreciated investment related to its 132 MW jurisdictional interest should SJGS be retired prior to 2053.

On December 31, 2018, PNM submitted the filing required by the NMPRC indicating PNM expects to retire its share of SJGS (subject to further NMPRC approval) after the current coal supply agreement with San Juan Coal Company expires in mid-2022. The Company determined that PNM’s December 31, 2018 filing is a triggering event under Generally Accepted Accounting Principles of the United States (“GAAP”) and that PNM’s 132 MW and 65 MW interests in SJGS Unit 4 are impaired. As a result, PNM will record a pre-tax impairment of its investment in SJGS of approximately $33 million as of December 31, 2018, reflecting an estimated $11 million of undepreciated investments in its 65 MW merchant interest as of December 31, 2018 and an estimated $22 million of its forecasted undepreciated investment in its 132 MW jurisdictional interest as of June 30, 2022. GAAP also requires PNM remeasure its liability for coal mine reclamation for the mine that serves SJGS to reflect that reclamation activities will occur sooner than previously anticipated. This remeasurement will increase PNM’s liability for mine reclamation as of December 31, 2018 by an estimated $40 million, resulting in a pre-tax loss of approximately $30 million for the surface mine that serves SJGS which cannot be collected from PNM’s customers. These charges will not materially affect the Company’s liquidity, cash flows, or compliance with financial covenants.

PNM plans to submit a formal abandonment filing to the NMPRC in mid-2019 seeking permission to retire SJGS in 2022 and will seek full recovery of its remaining undepreciated investments and other costs necessary to retire the facility. Formal approval by the NMPRC to retire SJGS in 2022 would result in PNM’s 200 MW ownership in the Four Corners Power Plant being the only coal-fired generating station remaining in PNM’s generation portfolio. The Company cannot predict what actions the NMPRC might take in PNM’s planned formal SJGS abandonment filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this Current Report on Form 8-K that relate to future events or PNMR’s or PNM’s (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither PNMR nor PNM assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR and PNM caution readers not to place undue reliance on these statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings filed with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 2, 2019	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)